John Kinross-Kennedy

Certified Public Accountant

17848 Skypark Circle, Suite C

Irvine, California 92614-6401

August 29, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:           Global Seed Corporation

I have read the statements included under Item 4.01 of Form 8-K to be filed by Global Seed Corporation. I agree with the statements made in response to that Item insofar as they relate to my Firm.

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant